SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 22, 2003

FIRST CONSULTING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 W. Ocean Blvd. 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 12.  Results of Operations and Financial Condition

On October 22, 2003, First Consulting Group issued a press release announcing its financial results for the third quarter of 2003. The full text of this press release is furnished as Exhibit 99.1 to this report.

The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.

Date: October 22, 2003	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
VP, General Counsel and Secretary